UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont,  Colorado 80504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 13, 2014

The annual meeting of shareholders (the “Annual Meeting”)  of UQM Technologies, Inc. (the “Company”) will be held on Wednesday, August 13, 2014, at 10:00 a.m., local time at the Hotel Boulderado,  2115 Thirteenth Street, Boulder,  Colorado for the following purposes:

1.	To elect a Board of five directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

2.	To approve on an advisory basis the compensation for our named executive officers.

3.	To approve the amendment of the 2012 Equity Incentive Plan to increase the number of shares available for grant under stock option awards by 1,000,000 shares.

4.	To approve the amendment of the Stock Bonus Plan to increase the number of shares available for grant by 300,000 shares.

5.	To consider and vote upon a proposal to ratify the appointment of Grant Thornton LLP to act as our independent auditors for the fiscal year ending March 31, 2015.

6.	To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting has been fixed at June 20,  2014. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

June 23, 2014	By order of the Board of Directors

/s/DAVID I. ROSENTHAL
David I. Rosenthal, Secretary

YOUR VOTE IS IMPORTANT.  Please vote, whether or not you expect to attend the Annual Meeting, as soon as possible.  You may vote by using the internet or by telephone or by signing and returning the paper proxy card by mail. Your vote is being solicited by the Board of Directors.  If you attend the meeting, you may vote in person even though you have submitted a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 13, 2014

Our Proxy Statement and Fiscal Year 2014 Annual Report on Form 10-K are available online at www.envisionreports.com/UQM.

TABLE OF CONTENTS
Information on Voting……………………………………………………………………………..	1
Proposal 1: Election of Directors………………………………………………………………….	5
Compensation and Benefits Committee Interlocks and Insider Participation…………….............	10
Report of the Audit Committee……………………………………………………………………	10
Management………………………………………………………………………………………	11
Compensation Discussion and Analysis………………………………………………………….	13
Executive Compensation…………………………………………………………………………	17
Employment Agreements…………………………………………………………………………	23
Payments and Potential Payments Upon Termination or Change in Control…………………….	24
Director Compensation……………………………………………………………………………	26
Compensation and Benefits Committee Report…………………………………………………..	28
Certain Relationships and Related Transactions ………………………………………………….	28
Security Ownership of Certain Owners and Management………………………………………..	29
Equity Compensation Plan Information…………………………………………………………..	30
Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers…..	30
Proposal 3: Vote Upon a Proposal to Approve the Amendment of the 2012 Equity Incentive Plan to increase the number of shares available for grant under stock option awards by 1,000,000 shares…………………………………………….………………………......................	31
Proposal 4: Vote Upon a Proposal to Approve the Amendment of the Stock Bonus Plan to increase the number of shares available for grant by 300,000 shares……………………………..	35
Proposal 5: Ratification of Selection of Independent Auditors…………………………………...	38
Proposals by Shareholders……………………………………………………………....................	39
Appendix A……………………………………………………………..........................................	A-1
Appendix B……………………………………………………………..........................................	B-1

PROXY STATEMENT

_______________________________

UQM TECHNOLOGIES, INC.

4120 Specialty Place

Longmont,  Colorado 80504

___________________________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 13, 2014

_______________________________

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting, which will be held at the Hotel Boulderado,  2115 Thirteenth Street, Boulder,  Colorado  80302,  on August 13, 2014, at 10:00 a.m. local time.  On July 1, 2014, we began mailing to shareholders of record either a Notice of Internet Availability of Proxy Materials ("Notice") or this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you own shares of UQM Technologies, Inc. common stock and our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

The expense of this solicitation is being borne by the Company.  Further solicitation of proxies may be made by telephone or oral communication by regular employees of the Company, who will not be additionally compensated for this work or by Alliance Advisors, a proxy solicitation firm, which is being paid $8,250 for its services.

When you vote by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint David I. Rosenthal and Eric R. Ridenour as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet, by telephone or (if you received your proxy card by mail) by signing and returning your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our shareholders by delivering a Notice in the mail. We are sending the Notice to most shareholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and Annual Report on Form 10-K over the Internet.  The Notice also instructs you on how you may submit your proxy over the Internet.  If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Shareholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.envisionreports.com/UQM.

Who is entitled to vote?

Holders of our common stock at the close of business on June 20, 2014 are entitled to vote.  As of that date,

there were 40,434,638 shares of our $0.01 par value common stock outstanding, each share being entitled to one vote.  There are no other classes of voting securities.

How do I vote?

Shareholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Shareholders also may attend the meeting and vote in person.  If you own common shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet.  The address of the website for Internet voting is www.envisionreports.com/UQM.  Internet voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on August 13, 2014. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•

You may vote by telephone.  The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 1:00 a.m. Eastern Time on August 13, 2014. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in "street name," you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary at 4120 Specialty Place, Longmont, CO 80504; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting and what is the required vote on each proposal?

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of common stock entitled to vote will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.  If a quorum is present, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote for each of the proposals is required for passage.

Shares that either abstain from voting on a proposal presented or which lack authority to vote will have no effect in the tabulation of votes on such proposal although they will be counted toward the presence of a quorum.  No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

On what items am I voting?

You are being asked to vote on five items:

•	to elect five directors nominated by the Board of Directors and named in the proxy statement to serve until our 2015 Annual Meeting of shareholders;

•	to approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in this proxy statement;

•	to consider and vote upon a proposal to approve the amendment of the 2012 Equity Incentive Plan to increase the number of shares available for grant under stock option awards by 1,000,000 shares;

•	to consider and vote upon a proposal to approve the amendment of the Stock Bonus Plan to increase the number of shares available for grant by 300,000 shares;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending March 31, 2015.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, for each of the five (5) director nominees you may:

•	vote FOR the nominee for director; or

•	WITHHOLD approval of the nominee for director

At the Annual Meeting,  the five candidates having the highest numbers of votes cast for their election will be elected.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board, or

•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote on the proposal to approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in this proxy statement, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of executive compensation;

•	vote AGAINST the approval, on an advisory basis, of executive compensation; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. If you abstain from voting on the proposal, it will have no effect in the tabulation of votes.

How may I vote for the proposal to approve the amendment of the 2012 Equity Incentive Plan to increase the number of shares available for grant under stock option awards by 1,000,000 shares and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of the amendment of the 2012 Equity Incentive Plan;

•	vote AGAINST the approval of the amendment of the 2012 Equity Incentive Plan; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy. If you abstain from voting on the proposal, it will have no effect in the tabulation of votes.

How may I vote for the proposal to approve the amendment of the Stock Bonus Plan to increase the number of shares available for grant by 300,000 and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of the amendment of the Stock Bonus Plan;

•	vote AGAINST the approval of the amendment of the Stock Bonus Plan; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy. If you abstain from voting on the proposal, it will have no effect in the tabulation of votes.

How may I vote for the proposal to ratify the appointment of our independent registered public accountants, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accountants;

•	vote AGAINST the ratification of the accountants; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. If you abstain from voting on the proposal, it will have no effect in the tabulation of votes.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote as follows:

•	FOR all five director nominees;
•	FOR the approval, on an advisory basis, of executive compensation;
•	FOR the approval of the amendment of the 2012 Equity Incentive Plan;
•	FOR the approval of the amendment of the Stock Bonus Plan; and
•	FOR the ratification of the accountants.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR all five director nominees;
•	FOR the approval, on an advisory basis, of executive compensation;
•	FOR the approval of the amendment of the 2012 Equity Incentive Plan;
•	FOR the approval of the amendment of the Stock Bonus Plan; and
•	FOR the ratification of the accountants.

Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?

If your shares are held in street name through a bank or broker, your bank or broker may only vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with New York Stock Exchange ("NYSE") rules that govern the banks and brokers. These circumstances include voting your shares on "routine matters," such as the ratification of the appointment of our independent registered public accountants described in this proxy statement (Proposal Number 5). With respect to Proposal Number 5, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered routine matters under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against any non-routine matter, and therefore will have no effect on the outcome of the vote with respect to any non-routine matter.

IN ORDER TO HAVE YOUR VOTING PREFERENCES ON PROPOSAL NUMBERS 1, 2, 3, and 4 REFLECTED IN THE VOTING TABULATION, YOU MUST PROVIDE INSTRUCTIONS DIRECTLY TO YOUR BANK OR BROKERAGE FIRM VIA TELEPHONE OR THE INTERNET OR BY VOTING AND MAILING THE PAPER PROXY CARD MAILED TO YOU.

Will the voting results be announced by the Company?

Yes. We will report the voting results on Form 8-K within four business days following the conclusion of the Annual Meeting.  The Form 8-K will be available through our website at www.uqm.com or at www.sec.gov.

Householding of Annual Meeting Materials

We, along with some banks, brokers and other nominee record holders may be participating in the practice of “Householding” proxy statements and annual reports.  This means that only one copy of the Company’s Notice of Internet Availability Proxy Statement or Annual Report on Form 10-K may have been sent to multiple shareholders sharing a household.  The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Secretary of the Company, UQM Technologies, Inc., 4120 Specialty Place,  Longmont,  Colorado 80504, telephone: (303) 682-4900.  Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report on Form 10-K in the future, or any shareholder who is receiving multiple copies and would like to receive only one per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors sets the number of directors.  The Board of Directors currently consists of five members. Mr. William G. Rankin retired from the Board of Directors on April 30, 2014.  The Board of Directors has nominated five candidates to stand for re-election to the Board of Directors, four of whom (Messrs. Vanlandingham, Roy, Sellinger and Sztykiel) are independent directors, as defined in the applicable rules of the Securities and Exchange Commission and the NYSE MKT Stock Exchange (“NYSE MKT”) (the new name of the NYSE Amex Exchange).  The other member is the Company’s Chief Executive Officer.  Proxies may not be voted for more than five persons.  The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect five members to the Board of Directors.  In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below.  The Company expects each of the nominees listed below to be able to serve as a director.  If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

Name	Age	Position with the Company	Officer or Director Since	Business Experience

Donald W. Vanlandingham	74	Chairman of the Board, Chairman of the Compensation and Benefits Committee and Member of the Governance and Nominating Committee	2003

Chairman of the Board of Directors of Ball Aerospace and Technologies Corporation, a wholly-owned subsidiary of Ball Corporation from 2002 to 2003; President and Chief Executive Officer of Ball Aerospace and Technologies Corporation from 1996 to 2002.

Eric R. Ridenour	55	President and Chief Executive Officer	2010

Chief Executive Officer since December 2010.  President and Chief Operating Officer since September 2010. Consultant from September, 2007 to August 2010.  Chief Operating Officer, the Chrysler Group and member of the Board of Management, DaimlerChrysler AG from September 2005 to August 2007.

Stephen J. Roy	64	Director, Chairman of the Audit Committee and Member of the Compensation and Benefits Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director- Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.

Joseph P. Sellinger	68	Director, Member of the Audit Committee, the Compensation and Benefits Committee, and the Governance and Nominating Committee	2008	Vice President Anheuser Busch Companies and Chairman, President and Chief Executive Officer of the Anheuser Busch Packaging Group from 2000 to 2006.

John E. Sztykiel	57	Director, Member of the Audit Committee and Chairman of the Governance and Nominating Committee	2012	President, Chief Executive Officer and Director, Spartan Motors, Inc. since June 2002.

We have provided below information about each nominee's specific experience, qualifications, attributes or skills that led our Board of Directors to conclude that the nominee should serve as a director of the Company at the time we are filing this proxy statement, in light of our business and corporate strategy.

Mr. Vanlandingham, our Chairman, has been an independent director of the Company for ten years.  He brings many years of leadership and management experience as Chairman and Chief Executive Officer of a major technology and manufacturing company to his role on the Board.  With experience in overseeing development of technology and complex equipment with attention to development schedules, production, quality, business development and budgets, he brings valuable insight to the Board as it oversees the Company’s operations and strategy.

Mr. Ridenour, our Chief Executive Officer, was appointed to the Board in September 2010. The Board believes it is critical that Mr. Ridenour be a member of the Board to align the leadership and operation of the Company with the Board’s oversight and direction.  Mr. Ridenour, with nearly three decades of experience in the automotive industry, brings deep and valuable industry knowledge and relationships to the Company.  Mr. Ridenour’s experience as Chief Operating Officer of the Chrysler Group and member of the Board of Management of DaimlerChrysler AG, along with several other prior senior level appointments, brings significant expertise and insight to the Company.  From his experience with other companies, he brings an outside perspective and new ideas to the management of the Company.

Mr. Roy has been an independent director of the Company for over a decade.  With 30 years of investment banking experience and eight years’ experience as a principal and co-founder of a private equity business, Mr. Roy brings valuable insight to the Company in finance and accounting, capital markets, business analysis and strategy.  Mr. Roy has the financial background and skills to serve as an “audit committee financial expert.”

Mr. Sellinger has been an independent director of the Company since 2008.  He brings extensive senior management experience with a major manufacturing company to his role on the Board.  From his experience running a high volume manufacturing business with annual sales in excess of $1 billion, he provides valuable insight to the Board on operations, planning and implementation of strategy, risk management and other issues as the Company launches volume production of its products.

Mr. Sztykiel has been an independent director of the Company since 2012.  Mr. Sztykiel has been the Chief Executive Officer of a manufacturer of trucks and truck components for the last eleven years.  In this capacity, Mr. Szytkiel has extensive senior management and marketing experience in the North American truck market. Mr. Sztykiel’s extensive management experience in a manufacturing company servicing the truck market provides valuable insight to the Board on strategy, marketing and manufacturing of the Company’s products.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.  There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES PRESENTED.

During the fiscal year ended March 31, 2014, the Board of Directors held eleven meetings.  Each incumbent director attended or participated in more than 75 percent of the meetings of the Board of Directors and Board committees on which he served during the period he was a director.  Participation at meetings was sometimes by telephone, which is authorized under Colorado law.  The Company encourages directors to attend the Annual Meeting each year.  At the last Annual Meeting of Shareholders held August 7, 2013, all members of the Board of Directors attended.  The independent directors serving on the Board of Directors periodically meet as a group without management present.  None of the directors listed above have been involved during the last ten years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to serve as a director of the Company.

Selecting Nominees for Director

The Board has delegated to the Governance and Nominating Committee the responsibility for reviewing and recommending to the Board nominees for director.  The Governance and Nominating Committee, in evaluating director candidates, considers factors such as professional background and skills, age and business experience, personal character and values, ethical standards, diversity, existing outside commitments and planned future commitments, among other things.  However, the Governance and Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

The Governance and Nominating Committee is responsible for recommending nominees for election at the Annual Meeting and for identifying one or more candidates to fill any vacancies that may occur on the Board.  The Governance and Nominating Committee may use a variety of sources to identify new candidates such as recommendations from independent directors or members of management, search firms, discussions with business associates and other persons who may know of suitable candidates to serve on the Board and shareholder recommendations.  Evaluation of candidates typically includes a review of the candidate’s qualifications by the Governance and Nominating Committee based upon the factors described above, interviews with one or more members of the committee and interviews with one or more members of the Board.  The Governance and Nominating Committee then recommends suitable candidates to the full Board who then approves or rejects the nominee.

The Governance and Nominating Committee will consider director candidates proposed by shareholders using the same evaluation criteria as for candidates recommended from other sources.  Any shareholder interested in submitting a prospective nominee for consideration by the Board of Directors should submit the candidate’s name and qualifications addressed to: Corporate Secretary at 4120 Specialty Place,  Longmont,  Colorado 80504.

Board Diversity

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including, national and international business, operations, marketing, manufacturing, finance and investing, management, entrepreneurship, government and science, research and technology.  While we do not have a formal diversity policy with respect to director nominations, we believe that the diversity of skills, knowledge, opinions and fields of expertise represented on our Board is one of the Board’s core strengths.  When identifying and selecting director nominees, the Governance and Nominating Committee considers the impact a nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise together with considering diversity of race, gender and national origin of potential director candidates.  We believe that the resulting diversity of directors allows the Board to engage in honest and challenging discussions, in service of the best decisions for the Company and its shareholders.  The diversity of our directors’ skills allows each director an opportunity to provide specific leadership in his respective areas of expertise.

Board Leadership Structure

We have a Board leadership structure whereby the positions of Chairman of the Board of Directors and Chief Executive Officer are separate.  We believe this structure provides the Board with independent leadership and oversight of management and allows the Chief Executive Officer to concentrate on the Company’s business operations.

Our Board of Directors is comprised of five directors, four of whom are independent directors.  All of our independent directors are highly accomplished and experienced business leaders in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes.  For additional information about the backgrounds and qualifications of our directors, see “Election of Directors” in this proxy statement.

Our Board has three committees - Audit, Compensation and Benefits, and Governance and Nominating.  Each of the Audit, Compensation and Benefits and Governance and Nominating committees is comprised entirely of independent directors and is led by a committee chair.    For additional information on the responsibilities of each of these Board committees, see “Committees of the Board” in this proxy statement.

Mr. Roy serves as the committee chair and audit committee financial expert on the Audit Committee and in this role exercises substantial influence and judgment over the Company’s financial affairs and financial reporting.  All of our independent directors are encouraged to, and do, actively participate in the development of the Company’s business strategy in collaboration with the Chief Executive Officer and in the general oversight of the Company’s operations and financial affairs.

Mr. Vanlandingham serves as the Chairman of the Board and the committee chair of the Compensation and Benefits Committee.  In this role, he exercises substantial influence and judgment over the Company’s compensation practices, particularly as it relates to the structure and competitiveness of the Company’s executive compensation.

Mr. Sztykiel serves as the committee chair of the Governance and Nominating Committee. In this role, he exercises substantial influence and judgment over the Company’s governance policies and the identification and evaluation of candidates for our Board of Directors.

We believe the current Board leadership structure facilitates effective communication, oversight and governance of the Company consistent with the best interests of the Company’s shareholders and other stakeholders.

Board Risk Oversight

Our Company faces a number of risks including financial, operational, reputational, credit and liquidity, governance and regulatory.  The Chief Executive Officer and Chief Financial Officer are primarily responsible for identifying, assessing and managing these risks.  The Board of Directors provides additional risk oversight in several ways, including: 1) discussing internal controls and financial reporting annually through review and approval of the Company’s annual budget, including a review of potential risks that could negatively impact the proposed budget and plan; 2) performing regular reviews with management regarding the Company’s liquidity and capital requirements; and 3) engaging in periodic discussions regarding operational, asset protection and security, regulatory and other risks with our Chief Executive Officer, Chief Financial Officer, and other Company officers, as it deems appropriate.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation and Benefits Committee, and a Governance and Nominating Committee. The Audit Committee has a written charter adopted by the Board of Directors that specifies its duties including assisting the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions, and its direct responsibility for the appointment, retention, compensation and oversight of the independent auditors.  A copy of the Company’s Audit Committee charter is available on our website at www.uqm.com “Who We Are – Corporate Governance links”.  The Audit Committee consists of three directors, Messrs. Roy, Sellinger and Sztykiel and met four times during Fiscal Year 2014.  All members of the Audit Committee are independent directors as defined in applicable rules of the NYSE MKT and the Securities and Exchange Commission (“SEC”).  The Board has determined that Mr. Roy meets the qualifications of an “audit committee financial expert” in accordance with SEC rules. See also “Report of the Audit Committee” below.

The Compensation and Benefits Committee reviews the performance and compensation of the Company’s Chief Executive Officer and administers the 2012 Equity Incentive Plan, Employee Stock Purchase Plan, Non-Employee Director Stock Option Plan and Stock Bonus Plan.  The Compensation and Benefits Committee consists of three directors. Messrs. Roy, Sellinger and Vanlandingham, and met eight times during Fiscal Year 2014.  Mr. Vanlandingham serves as chair of this committee. All members of the Compensation and Benefits Committee are independent directors as defined in applicable rules of the NYSE MKT and the SEC.  The Compensation and Benefits Committee has a written charter specifying its responsibilities which is available on our website at www.uqm.com “Who We Are – Corporate Governance links.”

The Governance and Nominating Committee considers such matters as whether the size and composition of the Board is appropriate in the context of the Company’s business operations, monitors and addresses issues related to corporate governance and suggests changes when it deems appropriate and oversees the annual assessment of Board performance.  The Governance and Nominating Committee has a written charter specifying its responsibilities.  See also “Selecting Nominees for Director” above. The Governance and Nominating Committee consists of three directors, Messrs. Sellinger, Sztykiel and Vanlandingham.  Mr. Sztykiel serves as chair of this committee. All members of the Governance and Nominating Committee are independent directors as defined in applicable rules of the NYSE MKT and the SEC. The Governance and Nominating Committee met three times during Fiscal Year 2014.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that any communications from shareholders be in writing and addressed to the Board in care of the Corporate Secretary, 4120 Specialty Place, Longmont, Colorado 80504.  The name of any specific intended Board members should be noted in the communication.  The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also authorized the Corporate Secretary, prior to forwarding any correspondence, to review the correspondence, and in his discretion, not to forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors, officers, employees, consultants, representatives and agents. The Code of Ethics and Business Conduct is available on our website at www.uqm.com “Who We Are – Corporate Governance links.”  If the Company makes any substantive amendments to the Code of Ethics and Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended March 31, 2014, the members of our Compensation and Benefits Committee were not officers or employees of the Company or its subsidiaries, were not former officers or employees of the Company or its subsidiaries and did not have any relationship with the Company or its subsidiaries or any interlocking relationships with other entities requiring disclosure.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The Committee appointed the independent auditors Grant Thornton LLP to serve for the fiscal year ended March 31, 2014 and this selection was ratified by the Company’s shareholders on August 7, 2013.  The Committee reviewed and discussed the financial statements included in the Quarterly Reports on Form 10-Q and the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2014 with Grant Thornton LLP.  The Audit Committee discussed with the independent auditors matters required to be discussed under applicable standards, including Auditing Standard No. 16.  The Committee also reviewed with management and the independent auditors the reasonableness of significant judgments and the clarity and quality of disclosures in the financial statements, not just the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  The independent auditors also provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board (“PCAOB”).  The Committee discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures required by the PCAOB, and considered whether the independent auditors’ provision of non-audit services is compatible with the auditors’ independence.

In accordance with the Audit Committee policy and applicable law, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit).  Non-audit services, such as tax return preparation, are provided by service providers other than Grant Thornton LLP.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit and met with the auditors to discuss the results of their examinations, their consideration and testing of the Company’s internal controls as part of their audit, and the overall quality of the Company’s financial reporting.  The Committee also reviewed the Company’s disclosure controls.  Four Audit Committee meetings were held during the fiscal year.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2014 and filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Stephen J. Roy

Joseph P. Sellinger

John E. Szytkiel

May 20, 2014

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

MANAGEMENT

The executive officers of the Company are:

Name	Age	Position

Eric R. Ridenour	55	President and Chief Executive Officer

David I. Rosenthal	59	Treasurer, Secretary and Chief Financial Officer

Jon F. Lutz	44	Vice President of Engineering

Joseph R. Mitchell	52	Vice President of Operations

Adrian P. Schaffer	51	Vice President of Sales and Business Development

Eric R. Ridenour joined the Company in September, 2010 as President and Chief Operating Officer and was appointed to the Board of Directors.  In December 2010, Mr. Ridenour assumed the additional responsibility of Chief Executive Officer.  Prior to joining the Company, Mr. Ridenour was a consultant from September 2007 to August 2010.  From September 2005 to August 2007, Mr. Ridenour Served as Chief Operating Officer of the Chrysler Group and was a member of the Board of Management, DaimlerChrysler AG.

David I. Rosenthal joined the Company as Treasurer, Secretary and Chief Financial Officer on May 1, 2013.  From March 2011 until joining the Company, Mr. Rosenthal was a Financial Consultant for start-up and turnaround companies. From February 2010 until February 2011, Mr. Rosenthal was Interim President and Chief Executive Officer of Cyanotech Corporation, a publicly-traded manufacturer of nutritional supplement products. Mr. Rosenthal served as a director of Cyanotech from August 2000 until September 2011.  From May 2008 until March 2009, Mr. Rosenthal served as Chief Financial Officer for Hickory Farms and from June 2007 until November 2007 served as Chief Financial Officer of Sanz, Inc., both portfolio companies of the private-equity firm Sun Capital Partners.

Jon F. Lutz was appointed Vice President of Engineering on April 1, 2011.  Mr. Lutz served as Vice President of Technology from September 2007 to March 2011.  From 2000 to 2007, Mr. Lutz served as Director of Engineering and prior to that as Motor Group Manager and Motor Magnetics Design Engineer.  Mr. Lutz joined the Company in February 1993.

Joseph R. Mitchell joined the Company on June 1, 2012 as Vice President of Operations.  From March 2012 until joining the Company, Mr. Mitchell was Director of Quality, North America, for A123 Systems, Inc. Mr. Mitchell served as Director, Operations and Quality - North American Hybrid Electric Drives for Continental Automotive from January 2008 through March 2012. From January 2007 through January 2008, Mr. Mitchell served as Director of Operations and Hybrid Drive Segment Manager for Siemens VDO. Prior to that, Mr. Mitchell held a series of manufacturing and quality positions at Ford Motor Company.

Adrian P. Schaffer joined the Company on December 1, 2011 as Vice President of Sales and Business Development.  From February 2006 until joining the Company, Mr. Schaffer served as Vice President of Sales for the Industrial, Commercial and Energy Group of Linamar Corporation, a leading supplier to the global vehicle and mobile industrial markets. Mr. Schaffer also spent thirteen years with Motorola Corporation where he held positions in sales, business development and account management in Motorola's Telematics, Powertrain, Autobody and Heavy Vehicle Electronics Groups, including most recently as Director of Global Marketing for the global automotive group.

There are no arrangements or understandings between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission.  The Company is required to report in this statement any failure to file timely reports with the Securities and Exchange Commission during Fiscal Year 2014.  Based solely on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during Fiscal Year 2014 with the exception of filings by Messrs. Mitchell, Schaffer, Rosenthal, Lutz, Ridenour, Vanlandingham, Sztykiel, Rankin, Sellinger and Roy, each of whom had one delinquent filing relating to equity compensation awards during the current year, two delinquent filings by Mr. Lutz and one by Messrs.  Vanlandingham, Rankin, Sellinger and Roy reporting the expiration of out-of-the-money stock options. The number of late reports are: Mr. Lutz, three; Messrs. Vanlandingham, Rankin, Sellinger and Roy, two; and Messrs. Mitchell, Schaffer, Rosenthal, Ridenour and Sztykiel, one.  All required filings have subsequently been made by each of the foregoing individuals.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate and retain highly qualified executives, while providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders.

Our management compensation program has three primary components:

Base pay	Provides an annual salary level consistent with market conditions, the individuals’ position, responsibility and contributions.

Bonus	Provides variable cash compensation based on the achievement of Company, organizational and individual performance objectives.

Long-term equity-based Incentive pay

Aligns a portion of each executive’s annual compensation to the long-term success of the Company and encourages an ownership mindset that aligns the interests of management with those of the Company’s other shareholders.

The base pay component of executive compensation is specified in employment agreements with our executive officers.  Bonus payments are performance-based payments that are payable annually in cash. Long-term equity-based incentive awards consist of shares of the Company’s common stock, stock options to acquire shares of the Company’s common stock or a combination of both.

Bonus payments and long-term incentive grants are determined by the Compensation and Benefits Committee based principally on objective criteria consisting of each executive officer’s achievement of personal and Company-wide goals.  Payments of bonus awards each fiscal year are based on a retrospective review of the prior fiscal year’s performance.  The amount of the cash bonus payment and long-term incentive grant for each executive is determined based on the Committee’s deliberations regarding attainment of individual and Company-wide goals by Company executives.  The Committee’s determination of the degree of attainment of these goals by each executive was subjective and based on the Committee’s deliberations.  The principal Company-wide goals for Fiscal Year 2014 that will be used in determining bonus payments for the executive officers include the following:

•	Solidify the Company’s base revenue
•	Add new growth opportunities
•	Grow top line revenue
•	Reduce cash burn with cost efficiencies
•	Launch new high quality products

The Compensation and Benefits Committee is composed of three members of our Board of Directors, each of which is independent as defined in applicable rules of the NYSE MKT and the SEC.  The Compensation and Benefits Committee does not delegate its authority to establish executive compensation to any other persons.  The Compensation and Benefits Committee approved the total compensation (and each of the individual elements of compensation) for Eric R. Ridenour, President and Chief Executive Officer.  The Committee also approved the compensation of the other named executive officers with input from the Chief Executive Officer.

In 2009, the Compensation and Benefits Committee used the compensation and benefit consulting firm Towers Watson to assist it in establishing appropriate compensation for the Company’s executives.    In fiscal year 2013 the Compensation and Benefits Committee also engaged Pay Governance LLC to provide consulting services on executive compensation, including review of peer companies, pay scales and alternative executive compensation plans.    The Company anticipates that it may engage a compensation consultant at an interval of every three to five years to assist it in evaluating the competitiveness of its executive compensation program.

The Compensation and Benefits Committee also reviewed compensation data from a peer group of alternative energy companies that it believed to be in competition with the Company in the marketplace for executive talent.  The peer group companies were:  Mechanical Technology Inc., Active Power Inc., Quantum Fuel Systems Technologies Worldwide Inc., Capstone Turbine Corporation, Altair Nanotechnologies Inc., Maxwell Technologies Inc., Plug Power Inc., Verenium Corporation, ECOtality, Inc. and Electrovaya Inc. While the Compensation and Benefits Committee does not set benchmark percentile targets for executive compensation, the compensation levels for the three primary elements of executive compensation are generally set to establish pay levels that are competitive with those of the identified peer group of companies.

We have entered into multi-year employment agreements with all of our executive officers that contain voluntary and involuntary severance payment provisions, including change in control severance payments, post-retirement medical insurance and provide a modest program of executive perquisites and personal benefits as are further described in the section “Employment Agreements” below.  The purpose of the employment agreements is to provide financial security for the executive, to aid in retention and to encourage loyalty to and long-term employment with the Company.

2013 Say-on-Pay Advisory Vote

At our 2013 Annual Meeting of the Company’s shareholders, over 65% of the Company’s shareholders approved, on an advisory basis, the compensation of our named executive officers.  While the Compensation and Benefits Committee considered the results of the advisory vote on executive compensation, it did not make any changes to our executive compensation program.

Elements of Compensation

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions in the peer group of companies, as well as the experience and performance of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by the Compensation and Benefits Committee.  Base salaries are reviewed annually by the Compensation and Benefits Committee and the Board of Directors and may be increased, but not decreased without the consent of the executive, by the Board from time to time coincident with our annual review.

During the fiscal year ended March 31, 2014, the Compensation and Benefits Committee increased annual base salary for each executive by approximately 2.5%, other than for Mr. Rosenthal, whose base salary was not increased because he joined the Company on May 1, 2013.  These increases consisted of cost of living and merit based adjustments.

Cash Bonus Compensation. The Compensation and Benefits Committee annually considers the award of performance-based cash bonuses to compensate executives for achieving financial, operational and strategic goals and for individual performance.  The amount of cash bonuses, if any, is established during deliberations by the Compensation and Benefits Committee using its judgment after considering the objective and subjective factors discussed above and the individual’s performance. As a result, bonuses may vary greatly from one year to the next.

The Compensation and Benefits Committee has established target cash bonus levels for each executive officer based on the level of responsibility for each executive position and by reference to the level of target cash bonus payments by the peer group of companies. The target cash bonus levels for each of the Company’s executive officers as a percentage of each officer’s base salary is as follows:

Name of Executive Officer	Target Bonus Percentage
Eric R. Ridenour	100%
David I. Rosenthal(1)	40%
Jon F. Lutz	25%
Joseph R. Mitchell	25%
Adrian P. Schaffer	25%
Donald A. French(2)	45%

(1) Mr. Rosenthal joined the Company on May 1, 2013.
(2) Mr. French retired from the Company on May 31, 2013.

Actual cash bonus payments may either exceed or be less than the target level based on the Compensation and Benefit Committee’s judgment as to whether individual and Company-wide goals were met, exceeded or partially-met.

Our fiscal year ends on March 31.  Cash bonuses paid to executive officers in early Fiscal Year 2014 for their performance against Fiscal Year 2013 goals, as a percentage of their base salary, were as follows:

Name of Executive Officer	Bonus Percentage Paid
Eric R. Ridenour	50%
David I. Rosenthal(1)	n/a
Jon F. Lutz	17%
Joseph R. Mitchell	18%
Adrian P. Schaffer	17%
Donald A. French(2)	23%

(1) Mr. Rosenthal joined the Company on May 1, 2013.
(2) Mr. French retired from the Company on May 31, 2013.

The principal Company-wide goals for Fiscal Year 2013 used by the Compensation and Benefits Committee for purposes of determining bonus payments included top line revenue growth, developing and launching new high quality products, improving new product cost position, and improving operations and support systems. The Compensation and Benefits Committee evaluated the performance of the executives against the goals and determined that Mr. Ridenour be awarded a bonus for Fiscal Year 2013 performance at one half of the target level.  The other named executive officers were awarded bonuses at various percentages less than their respective target levels based on the same evaluation of the Committee.

Bonuses earned by executive officers for Fiscal Year ended March 31, 2014 have not yet been determined.  These bonuses will be awarded and paid in July, 2014 as determined by the Compensation and Benefits Committee.

Long-Term Incentive Compensation

The Compensation and Benefits Committee annually considers the award of long-term incentive compensation to compensate executive officers for their efforts in positioning the Company for long-term growth. The Compensation and Benefits Committee considers a number of qualitative factors in setting the long-term incentive compensation for each executive officer, including the specific goals listed above as well as each executive officer’s contribution to a variety of  other Company-wide goals such as new customer and market development activities, supply chain optimization and improvement, technology base enhancements, new product development and launch activities, enhancement to the liquidity and visibility of the Company’s common stock in the public trading markets and financing and capital raising activities, among other things.  Qualitative criteria are generally used to establish goals and objectives that the Board believes add value to the Company and enhance its prospects for long-term growth and success.  The Compensation and Benefits Committee has established target levels for long-term incentive compensation for each executive officer based on the level of responsibility for each executive position and the peer group of companies. The target long-term incentive compensation level for each of the Company’s executive officers as a percentage of each officer’s base salary is as follows:

Name of Executive Officer	Target Long-Term Incentive Compensation Percentage
Eric R. Ridenour	100%
David I. Rosenthal(1)	65%
Jon F. Lutz	50%
Joseph R. Mitchell	50%
Adrian P. Schaffer	50%
Donald A. French(2)	75%

(1) Mr. Rosenthal joined the Company on May 1, 2013.
(2) Mr. French retired from the Company on May 31, 2013.

Long-term incentive compensation may be paid in the form of Company common stock or in the form of a grant of stock options or any combination of stock and stock options.  The Committee believes that equity-based compensation awards aid in the retention of the executive and serve to align the interests of the executive with those of the Company’s other shareholders. Equity-based compensation awards have a future service requirement (vesting period) of three years.

The fair value of long-term incentive compensation awards granted to executive officers in early Fiscal Year 2014 for their performance against Fiscal Year 2013 goals, as a percentage of their base salary were as follows:

Name of Executive Officer	Actual Long-Term Incentive Compensation Percentage Awarded	Stock Options # of Shares	Stock Awards # of Shares
Eric R. Ridenour	50%	-	183,913
David I. Rosenthal	n/a	-	25,309(1)
Jon F. Lutz	25%	-	43,025
Joseph R. Mitchell	25%	-	42,182
Adrian P. Schaffer	25%	-	42,815
Donald A. French	n/a	-	-
(1) Represents discretionary award not related to Fiscal Year 2013 goals.

The Compensation and Benefits Committee evaluated the performance of the executives against the Company goals and determined that the executives be awarded long-term incentive compensation for Fiscal Year 2013 performance at one half of the target level.

The Compensation and Benefits Committee expects to review Fiscal Year 2014 performance in July 2014 at which time it will determine whether, and at what level, to award long-term incentive compensation to the named executive officers.

Employment Agreements

Each executive officer has an employment agreement with the Company, as described below.  The agreements provide for compensation in the form of annual base salary, which cannot be decreased during the term of the agreement without the consent of the executive, a monthly automobile allowance, the opportunity for cash bonuses, stock awards and stock options and employee benefits available to other Company employees.  The agreements also provide for potential payments upon termination, voluntary retirement, voluntary or involuntary severance and termination upon a change in control.

Tax and Accounting Considerations

All elements of our employee and executive compensation program generate charges to earnings under generally accepted accounting principles in the United States.  Our allocations of the elements of total compensation are generally not influenced by the accounting treatment of each element.  We do, however, consider the tax treatment of compensation elements as one factor in the allocation of each element.

We do not have a policy addressing recovery of variable pay in the event financial results underlying any such compensation are restated.  If such an event does occur, our Compensation and Benefits Committee would determine the appropriate action under the circumstances or in accordance with then applicable law.

EXECUTIVE COMPENSATION

The following tables and narrative discuss the compensation of our Chief Executive Officer, Chief Financial Officer and other highly compensated officers determined under the Securities and Exchange Commission rules for compensation earned or paid in Fiscal Years ended on March 31, 2014, 2013 and 2012.  These persons are referred to as our named executive officers.

SUMMARY COMPENSATION TABLE FISCAL YEAR ENDED MARCH 31, 2014

Name and						All other
Principal	Fiscal			Stock	Option	compen-
Position	year ended	Salary	Bonus(4)	awards(5)	awards(5)	sation(6)	Total
		($)	($)	($)	($)	($)	($)

Eric R. Ridenour	2014	445,625	218,000	218,000	-	13,086	894,711
President and Chief	2013	434,625	340,000	170,000	255,000	20,144	1,219,769
Executive Officer	2012	420,629	390,000	212,500	212,500	17,732	1,253,361

David I. Rosenthal
Treasurer, Secretary	2014	215,416	-	37,590	8,400	12,070	273,476
And Chief Financial	2013	-	-	-	-	-	-
Officer	2012	-	-	-	-	-	-

Jon F. Lutz	2014	208,375	35,500	51,000	-	16,613	311,488
Vice President of	2013	203,375	39,800	39,800	61,027	15,931	359,933
Engineering	2012	198,003	38,000	49,750	50,982	15,849	352,584

Joseph R. Mitchell	2014	204,375	35,000	50,000	-	26,804	316,179
Vice President of	2013(2)	166,667	-	10,000	32,750	88,773	298,190
Operations	2012	-	-	-	-	-	-

Adrian P. Schaffer	2014	207,375	35,375	50,750	-	13,624	307,124
Vice President of Sales	2013	202,625	19,800	29,700	44,550	35,765	332,440
and Business Development	2012(1)	66,674	77,300	-	28,000	21,927	193,901

Donald A. French
Former Treasurer, Secretary	2014(3)	55,003	58,950	-	-	531,520	645,473
and Chief Financial	2013	261,125	91,800	76,500	117,917	20,751	568,093
Officer	2012	253,803	110,000	95,623	97,169	19,957	576,552

(1)

Mr. Schaffer was hired on December 1, 2011 as Vice President of Sales and Business Development.  The 2012 stock option award and other compensation represent amounts paid to Mr. Schaffer as a signing bonus and were not a part of his annual performance-based compensation.

(2)

Mr. Mitchell was hired on June 1, 2012 as Vice President of Operations.  The 2013 stock option award and other compensation represent amounts paid to Mr. Mitchell as a signing bonus and were not a part of his annual performance-based compensation.

(3)		Mr. French retired from the Company on May 31, 2013. Pursuant to the terms of Mr. French’s employment agreement, he received a severance retirement payment on December 2, 2013 of $524,000.
(4)

The Compensation and Benefits Committee does not plan to make bonus determinations for Fiscal Year 2014 performance until July 2014.  Accordingly, bonus payments, if any, listed for Fiscal Year 2014 represent payments made in Fiscal Year 2014 with respect to performance in Fiscal Year 2013.  Bonuses listed for Fiscal Years 2013 and 2012 similarly relate to performance in Fiscal Years 2012 and 2011, respectively.

(5)

The amounts reported in the stock and option awards’ columns represent the aggregate grant date fair value computed pursuant to FASB ASC Topic 718 in the Company’s financial statements, not reduced by the estimated forfeiture rate.  The assumptions used in determining the fair value are contained in Footnote 13 to the Company’s consolidated financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

(6)	Amounts reported in the all other compensation column above are comprised of the following items:

All Other Compensation

					Moving,
					professional
	Fiscal	401(k) plan		Employer	dues,
	Year	matching	Automobile	paid life	education
Name	ended	contributions	allowance	insurance(1)	& other	Total
		($)	($)	($)	($)	($)

Eric R. Ridenour	2014	-	9,720	3,291	75	13,086
	2013	-	9,720	3,770	6,654(2)	20,144
	2012	-	9,720	3,626	4,386(3)	17,732

David I. Rosenthal	2014	2,152	8,910	1,008	-	12,070
	2013	-	-	-	-	-
	2012	-	-	-	-	-

Jon F. Lutz	2014	5,827	9,720	272	794	16,613
	2013	5,702	9,720	272	237	15,931
	2012	5,536	9,720	266	327	15,849

Joseph R. Mitchell	2014	7,627	9,720	1,509	7,948(6)	26,804
	2013	5,757	8,100	388	74,528(7)	88,773
	2012	-	-	-	-	-

Adrian P. Schaffer	2014	2,425	9,720	1,479	-	13,624
	2013	2,222	9,720	1,356	22,467(4)	35,765
	2012	739	3,240	121	17,827(5)	21,927

Donald A. French	2014	5,744	1,620	156	524,000(8)	531,520
	2013	7,534	9,720	3,043	454	20,751
	2012	7,368	9,720	2,429	440	19,957
(1)

Premiums paid by the Company on Company-owned insurance policies to insure the salary continuation provisions contained in executive employment agreements which provide for the payment of three years annual base salary to the estate of the executive in the event of his death during the term of the employment agreement.

(2)	Includes moving expense reimbursements of $4,586 and income tax gross-ups on moving expenses of $2,068.
(3)	Includes moving expense reimbursements of $3,557 and income tax gross-ups on moving expenses of $829.
(4)	Includes moving and temporary living expense reimbursements of $15,484 and income tax gross-ups on moving expenses of $6,983.
(5)	Includes moving and temporary living expense reimbursements of $16,575 and income tax gross-ups on moving and temporary living expenses of $1,252.
(6)	Includes income tax gross-ups on moving and temporary living expenses of $7,469.
(7)	Includes moving and temporary living expense reimbursements of $51,326 and income tax gross-ups on moving and temporary living expenses of $23,202.
(8)	Mr. French retired from the Company on May 31, 2013. Pursuant to the terms of Mr. French’s employment agreement, he received a severance retirement payment on December 2, 2013 of $524,000.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR ENDED MARCH 31, 2014

			All other
			option		Grant
		All other	awards:		date fair
		stock	Number of	Exercise	value of
		awards:	securities	price of	stock and
	Grant	Number of	underlying	option	option
Name	date	shares of stock(1)	options(2)	awards	awards(3)
		(#)	(#)	($/Share)	($)

Eric R. Ridenour	07/09/2013	79,273			87,200
	08/01/2013	104,640			130,800

David I. Rosenthal	05/01/2013(5)		14,000	0.69	8,400
	05/01/2013(4)	11,000			7,590
	07/09/2013	10,909			12,000
	08/01/2013	14,400			18,000

Jon F. Lutz	07/09/2013	18,545			20,400
	08/01/2013	24,480			30,600

Joseph R. Mitchell	07/09/2013	18,182			20,000
	08/01/2013	24,000			30,000

Adrian P. Schaffer	07/09/2013	18,455			20,300
	08/01/2013	24,360			30,450

Donald A. French		-			-

(1)	Represents awards granted under the UQM Technologies, Inc. Stock Bonus Plan. The fair value of the shares granted is calculated using the closing price of our common stock on the date of grant.
(2)	Represents stock option awards granted under the UQM Technologies, Inc. 2012 Equity Incentive Plan, as amended.
(3)

The grant date fair value is the amount computed under FASB ASC Topic 718. The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model.  The assumptions used in determining the fair value are contained in footnote 13 to the Company’s consolidated financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

(4)	Represents an award under the UQM Technologies, Inc. Stock Bonus Plan as a signing bonus.
(5)	Represents a stock option award under the UQM Technologies, Inc. 2012 Equity Incentive Plan, as amended, as a signing bonus.

Stock Awards

We granted stock awards under the Company’s Stock Bonus Plan.  The shares granted vest in three equal annual installments beginning on the first anniversary of the grant date.

Option Awards

We granted option awards under the Company’s 2012 Equity Incentive Plan.  The options granted vest in three equal annual installments beginning on the first anniversary of the grant date.  The options granted were incentive stock options and are exercisable for a term of ten years from the date of grant.  The exercise price of the options is equal to the closing price of our common stock on the NYSE MKT Stock Exchange on the date of grant.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2014

	Option awards				Stock awards
	Number	Number
	of securities	of securities			Number	Market value
	underlying	underlying			of shares	of shares
	unexercised	unexercised	Option	Option	of stock	of stock
	options	options	exercise	expiration	that have	that have
Name	exercisable	unexercisable	price	date	not vested	not vested(12)
	(#)	(#)	($)		(#)	($)

Eric R. Ridenour	-	-	n/a	n/a	104,640(10)	276,250
	-	-	n/a	n/a	79,273(9)	209,281
	137,097	274,193(5)	0.89	07/11/2022	127,326(4)	336,141
	83,333	41,667(1)	2.40	06/30/2021	29,514(2)	77,916
	130,719	-	2.21	08/31/2020

David I. Rosenthal	-	-	n/a	n/a	14,400(10)	38,016
	-	-	n/a	n/a	10,909(9)	28,800
	-	14,000(7)	0.69	04/30/2018	11,000(8)	29,040

Jon F. Lutz	-	-	n/a	n/a	24,480(10)	64,627
	-	-	n/a	n/a	18,545(9)	48,959
	32,097	64,193(5)	0.89	07/11/2022	29,809(4)	78,697
	19,509	9,755(1)	2.40	06/30/2021	6,910(2)	18,242
	36,090	-	2.63	08/12/2014
	11,364	-	3.57	08/21/2017
	5,000	-	3.20	08/01/2016
	35,000	-	3.84	11/29/2015

Joseph R. Mitchell	-	-	n/a	n/a	24,000(10)	63,360
	-	-	n/a	n/a	18,182(9)	48,000
	8,064	16,129(5)	0.89	07/11/2022	7,489(4)	19,772
	8,333	16,667(6)	1.03	05/31/2022

Adrian P. Schaffer	-	-	n/a	n/a	24,360(10)	64,310
	-	-	n/a	n/a	18,455(9)	48,721
	23,951	47,903(5)	0.89	07/11/2022	22,245(4)	58,726
	16,667	8,333(3)	2.10	11/01/2021

Donald A. French(11)	185,080	-	0.89	07/11/2022
	56,250	-	2.40	06/30/2021
	70,270	-	2.63	08/12/2014
	75,000	-	3.84	11/29/2015
	25,000	-	2.53	01/03/2015
	75,000	-	2.21	11/15/2014

(1)	These unexercisable options were granted on July 1, 2011. Two-thirds of the options have vested, an additional one-third is scheduled to vest on July 1, 2014.
(2)	The restricted shares were granted on July 1, 2011. Two-thirds of the share shave vested, an additional one-third will vest on July 1, 2014.
(3)	These unexercisable options were granted on November 2, 2011. Two-thirds of the options have vested, an additional one-third will vest on November 2, 2014.
(4)	The restricted shares were granted on July 12, 2012. One-third of the shares have vested, an additional one-third will vest on July 12, 2014 and July 12, 2015.
(5)	These unexercisable options were granted on July 12, 2012. One-third of the options have vested, an additional one-third will vest on July 12, 2014 and July 12, 2015.
(6)	These unexercisable options were granted on June 1, 2012. One-third of the options have vested, an additional one-third will vest on June 1, 2014 and June 1, 2015.
(7)	These unexercisable options were granted on May 1, 2013. One-third of the options are scheduled to vest on each of the next three anniversary dates starting May 1, 2014.
(8)	The restricted shares were granted on May 1, 2013. One-third of the shares are scheduled to vest on each of the next three anniversary dates starting May 1, 2014.
(9)	The restricted shares were granted on July 9, 2013. One-third of the shares are scheduled to vest on each of the next three anniversary dates starting July 9, 2014.
(10)	The restricted shares were granted on August 1, 2013. One-third of the shares are scheduled to vest each of the next three years starting July 9, 2014.

(11)	Mr. French has transferred the non-qualified stock option portion of each grant to a limited partnership of which Mr. French is the general partner.
(12)	The market value has been determined based on the closing price of Company common stock on March 31, 2014 of $2.64 per share.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED MARCH 31, 2014

	Option awards		Stock awards
	Number		Number
	of shares	Value	of shares	Value
	acquired	realized on	acquired	realized
Name	on exercise	exercise	on vesting	on vesting
	(#)	($)	(#)	($)

Eric R. Ridenour	-	-	93,177	110,278

David I. Rosenthal	-	-	-	-

Jon F. Lutz	-	-	27,517	32,661

Joseph R. Mitchell	-	-	3,745	3,970

Adrian P. Schaffer	-	-	11,122	11,789

Donald A. French	-	-	-	-

EMPLOYMENT AGREEMENTS

We have employment agreements with each of our named executive officers.  Former officer Donald French retired from the Company on May 31, 2013.  David Rosenthal joined the Company as its Treasurer, Secretary and Chief Financial Officer on May 1, 2013.  The Company entered into an employment agreement with Mr. Rosenthal at that time and also agreed to amend its employment agreements with each of Messrs. Ridenour, Lutz, Schaffer and Mitchell, to, among other things, conform the provisions dealing with termination upon disability or change of control with those in Mr. Rosenthal's agreement. The other economic terms and provisions of the employment agreements with these other officers remained substantially the same as before.

Mr. Ridenour

The term of Mr. Ridenour’s employment agreement continues through August 31, 2015.  Mr. Ridenour’s agreement contains voluntary and involuntary severance provisions, including severance provisions arising from a change in control of the Company.

Mr. Ridenour’s agreement provides for a voluntary severance payment of two month’s base salary if he resigns without satisfying the notice requirement and a voluntary severance payment of six month’s salary if he provides the required notice stated in the agreement.  If Mr. Ridenour’s employment is terminated by the Company without cause (including certain relocations and constructive terminations), other than upon a change in control event, the Mr. Ridenour will receive a lump sum payment equal to the greater of two month’s salary for each completed full year as an officer of the Company or one year’s salary.  In the event of a voluntary retirement by Mr. Ridenour after age 60 and after satisfying the notice requirement, Mr. Ridenour will receive a lump sum payment equal to the greater of two month’s salary for each completed full year as an officer of the Company up to a maximum of 24 month’s salary or one year’s salary.  If Mr. Ridenour’s employment is terminated (or deemed terminated) as a result of a change in control, he shall receive a severance payment equal to four month's salary for each completed full year of service as an officer of the Company, or two years' salary, whichever is greater, and a cash bonus (equal to two times the average of the annual cash bonus paid for the preceding three fiscal years).

Mr. French

On January 31, 2013, Mr. French gave the required notice of his voluntary retirement pursuant to the terms of his employment agreement.  He officially retired from the Company on May 31, 2013.  As a result of his voluntary retirement, Mr. French, an employee of the Company for over 25 years, received a lump sum payment on December 2, 2013 of $524,000 which is equal to 24 month’s salary.

Messrs. Lutz, Mitchell, Rosenthal and Schaffer

The term of employment covered by the employment agreements for Messrs. Lutz, Mitchell, Rosenthal and Schaffer continues through August 31, 2015. The agreements for these four officers contain voluntary and involuntary severance provisions, including severance provisions arising from a change in control of the Company’s Board of Directors.  The agreements also provide for the availability of post-retirement health insurance and payments due to voluntary retirement after attaining retirement age (age 62-½).

A voluntary severance payment of six month’s salary will be paid if the executive voluntarily resigns prior to age 62-½ after providing the required notice stated in the agreement.  If the executive has a voluntary severance, but does not provide the required notice, he will receive a payment equal to two month’s salary.  If the executive’s employment is terminated by the Company without cause, other than upon a change in control event, the executive will be paid one month of salary for each complete year of service as an officer of the Company up to a maximum of 24 months or six month’s pay, whichever is greater.  If the executive’s employment is terminated (or deemed terminated) as a result of a change in control event, the executive will receive a severance payment equal to two month's salary for each completed full year of service as an officer of the Company up to a maximum payment of 48 months base salary, or one years' salary, whichever is greater, and a cash bonus (equal to two times the average of the annual cash bonus paid for the preceding three fiscal years).

Health and Life Insurance and Other Benefits

All of the executive employment agreements provide that upon voluntary retirement from the Company, except for termination for cause, after attaining age 62-½ (age 60 for Mr. Ridenour) or twenty years of service as an officer of the Company, the executive and his qualified family members may continue to purchase health insurance through the Company’s group health insurance plan at the same cost as other employees from the date employment is terminated until the executive attains 65 years of age.  Each executive of the Company also receives a monthly automobile allowance.

All of the employment agreements provide that the Company shall maintain at its expense, life insurance coverage on the executive payable to the executive’s designees in an amount equal to three times the annual salary payable to the executive.

Treatment of Equity Awards

Retirement.  When an executive retires, all stock options and bonus stock awards become fully vested.  Incentive stock options may be exercised for a period of three months following retirement and non-qualified stock options may be exercised at any time until the expiration of their original term.  Incentive stock options not exercised within the three month period following retirement may be converted to non-qualified stock options, in which case they may be exercised at any time until the expiration of their original term.

Change in Control.  In the event of a change in control, all stock options and bonus stock awards held by executive officers become immediately vested.  For purposes of the agreements, a change in control generally means any merger, reorganization, sale of substantially all Company assets, liquidation, a change in the composition of the Company’s Board of Directors as defined in the employment agreement and any other transaction that the Board of Directors determines by resolution to be a corporate transaction.

Other Provisions

The employment agreements have customary confidentiality obligations.  The employment agreements further provide that the executive, for a period of one year after the term of his respective employment agreement, will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company and for a period of one year after termination of the executive’s employment agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will the executive induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

PAYMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our executive employment agreements provide compensation to Messrs. Ridenour, Rosenthal, Schaffer, Lutz and Mitchell in the event of a termination of employment or a change in control.  The tables below show the potential payments or benefits upon a termination or change in control for each of the Company’s executive officers assuming the triggering event took place on March 31, 2014.  The closing price per share of our common stock on the last trading day prior to March 31, 2014 was $2.64.  Actual amounts can only be determined at the date of the triggering event.  The amount of acceleration of unvested equity awards represents the intrinsic value of in-the-money non-vested stock options and non-vested stock awards as of March 31, 2014 that would vest upon termination or change in control.

				Life
				insurance
	Voluntary		Termination	proceeds	Termination
	Termination	Termination	by us	upon	due to a
	With	by us for	without	termination	change in
	Notice (1)	cause	cause	by death	control
	($)	($)	($)	($)	($)
Eric R. Ridenour:
Base Salary/Severance	223,500	-	447,000	1,341,000	1,526,000
Acceleration of unvested
equity awards	-	-	899,587	267,505	899,587

Total	223,500	-	1,346,587	1,608,505	2,425,587

David I. Rosenthal:

Base Salary/Severance	117,500	-	117,500	705,000	235,000
Acceleration of unvested
equity awards	-	-	-	25,577	123,156

Total	117,500	-	117,500	730,577	358,156

Jon F. Lutz:

Base Salary/Severance	104,500	-	113,208	627,000	301,950
Acceleration of unvested
equity awards	-	-	-	43,192	325,204

Total	104,500	-	113,208	670,192	627,154

Joseph R. Mitchell:

Base Salary/Severance	102,500	-	102,500	615,000	228,333
Acceleration of unvested
equity awards	-	-	-	35,255	186,191

Total	102,500	-	102,500	650,255	414,524

Adrian P. Schaffer:

Base Salary/Severance	104,000	-	104,000	624,000	244,783
Acceleration of unvested
equity awards	-	-	-	50,280	260,087

Total	104,000	-	104,000	674,280	504,870

(1)

If the respective officer does not provide six months’ notice of a voluntary termination, the amount payable would be reduced to $74,500, $39,167, $34,833, $34,667 and $34,167 for Messrs.  Ridenour, Rosenthal, Lutz, Schaffer and Mitchell, respectively.

DIRECTOR COMPENSATION

In 2009, the Compensation and Benefits Committee retained the consulting firm Towers Watson to assist it in establishing appropriate compensation for the Company’s directors.  Towers Watson evaluated the board compensation practices of the peer group of alternative energy companies listed under “Compensation Philosophy and Objectives” above in Fiscal Year 2011 which the consulting firm selected based on its belief that the listed companies competed with the Company in the marketplace for executive talent.  After considering the recommendations of the compensation consultant, the Board of Directors adopted a director compensation policy consisting of an annual cash retainer and equity-based compensation that it believes appropriately aligns the interests of directors with those of the Company’s shareholders.

For Fiscal Year 2014, directors of the Company who are not employees may elect to receive an annual retainer of $35,000 in cash or the grant of options with an exercise period of ten years to acquire that number of shares of the Company’s common stock that is equivalent to $35,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant or a combination of cash and options that together have a fair value of $35,000.  Options granted under the plan vest immediately. In addition, the Chairman of the Board of Directors receives an additional annual cash retainer of $9,000 and the Chairman of the Compensation and Benefits Committee, the Chairman of the Audit Committee and the Chairman of the Governance and Nominating Committee each receive an additional annual cash retainer of $5,000 each.

Non-employee directors also receive each year shares with a fair value of $14,000 on the date of grant.  These shares vest immediately.  In addition, each non-employee director receives a stock option for that number of shares of the Company’s common stock that is equivalent to $21,000 as determined by utilizing the Black-Scholes-Merton option pricing model on the date of grant.  Options granted under this component of director compensation vest immediately.

In addition, each non-employee director upon his initial election to the Board is awarded 2,000 shares of the Company’s common stock at a purchase price of $0.01 per share.  Directors who are employees of the Company are not entitled to additional compensation for their service as directors.  Accordingly, Mr. Ridenour does not receive additional compensation for his service as a director.

The following table sets forth information concerning remuneration paid to directors of the Company during Fiscal Year 2014:

NON-EMPLOYEE DIRECTOR COMPENSATION FISCAL YEAR ENDED MARCH 31, 2014

	Fees earned			All
	or paid in	Stock	Option	other
	cash	awards (1)	awards (1)	compensation	Total
Name	($)	($)	($)	($)	($)

William G. Rankin	44,000	8,500	13,000	-	65,500

Stephen J. Roy	40,000	7,000	10,500	-	57,500

Donald W. Vanlandingham	40,000	7,000	10,500	-	57,500

Joseph P. Sellinger	35,000	7,000	10,500	-	52,500

John E. Sztykiel	40,000	7,000	10,500	-	57,500

(1)

The amount reported is the aggregate grant date fair value computed under FASB ASC Topic 718.  The fair value of stock options is computed utilizing the Black-Scholes-Merton pricing model.  The assumptions used in determining the fair value are contained in footnote 13 to the Company’s consolidated financial statements contained in Item 8 of the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2014. Stock and option awards vest in full on the date of grant.

The table below shows the aggregate number of shares of common stock granted under the Stock Bonus Plan held by each non-employee director as of March 31, 2014 and does not include shares acquired by former director Mr. Rankin while an employee of the Company:

Number of
common shares
William G. Rankin	44,898

Stephen J. Roy	48,443

Donald W. Vanlandingham	48,443

Joseph P. Sellinger	44,086

John E. Sztykiel	19,814

The table below shows the aggregate number of options held by each non-employee director as of March 31, 2014:

	Grant date	Number of options outstanding	Option exercise price	Option expiration date

William G. Rankin	08/07/2013	17,808	$ 1.19	08/06/2023
	08/08/2012	96,296	$ 0.79	08/07/2015
	08/03/2011	29,213	$ 2.04	08/02/2015
	12/01/2010	19,697	$ 1.92	11/30/2015
	08/13/2010	139,640	$ 2.63	08/12/2014
	11/03/2009	70,492	$ 4.73	11/02/2014
	11/30/2005	100,000	$ 3.84	11/29/2015
	01/04/2005	45,000	$ 2.53	01/03/2015
	11/16/2004	100,000	$ 2.21	11/15/2014
		618,146

Stephen J. Roy	08/07/2013	14,383	$ 1.19	08/06/2023
	08/08/2012	51,220	$ 0.79	08/07/2019
	08/03/2011	25,926	$ 2.04	08/02/2014
	8/13/2010	14,789	$ 2.63	08/12/2018
	11/03/2009	11,574	$ 4.73	11/02/2014
		117,892

Donald W. Vanlandingham	08/07/2013	14,383	$ 1.19	08/06/2023
	08/08/2012	77,778	$ 0.79	08/07/2015
	08/03/2011	58,095	$ 2.04	08/02/2018
	08/13/2010	48,413	$ 2.63	08/12/2016
		198,669

Joseph P. Sellinger	08/07/2013	14,383	$ 1.19	08/06/2023
	08/08/2012	56,757	$ 0.79	08/07/2017
	08/03/2011	17,073	$ 2.04	08/02/2021
	08/13/2010	17,500	$ 2.63	08/12/2015
	11/03/2009	12,111	$ 4.73	11/02/2019
		117,824

John E. Sztykiel	08/07/2013	14,383	$ 1.19	08/06/2023
	11/01/2012	36,741	$ 0.88	10/31/2017
		51,124

The Board of Directors determines the total amount of the annual retainer, bonus share award and stock option award payable to non-employee members of the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE REPORT1

The Compensation and Benefits Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, recommends that it be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and Proxy Statement for the Annual Meeting of Shareholders to be held August 13, 2014.

Compensation and Benefits Committee

Stephen J. Roy

Donald W. Vanlandingham

Joseph P. Sellinger

June 20, 2014

1  The material in this report is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnification agreements with all members of the Board of Directors and with all of its officers. These agreements require that the Company to indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Colorado law and the Company’s Bylaws.

The Company does not have a written policy regarding the identification, review, consideration and approval or ratification of “related person’s transactions.”  The Audit Committee approves any transaction between the Company and a related person.  A related person is any executive officer, director, or more than five percent shareholder of the Company’s stock, including any of their immediate family members, and any entity owned or controlled by such persons.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company’s $0.01 par value common stock by (i) beneficial owners of five percent or more of the Company’s common stock, (ii) each director, (iii) each of our named executive officers and (iv) all directors and named executive officers as a group, as of June 20, 2014.  Unless otherwise noted, each shareholder’s address is the address of the Company and exercises sole voting and investment power with respect to the shares beneficially owned.

	Shares Owned
Name of Beneficial Owner	Number of Common Shares	Percent of Class (1)
GDC Green Dolphin, LLC, 1 N. Wacker Drive, Suite 2500, Chicago, Illinois 60606	2,980,875	7.04%
Eric R. Ridenour	1,061,228	2.51%
David I. Rosenthal	40,976	0.10%
Jon F. Lutz	330,675	0.78%
Joseph R. Mitchell	86,212	0.20%
Adrian P. Schaffer	140,751	0.33%
Stephen J. Roy	171,335	0.40%
Joseph P. Sellinger	161,910	0.38%
John E. Sztykiel	70,938	0.17%
Donald W. Vanlandingham	269,112	0.64%
Director and Named Executive Officers as a Group (nine persons)	2,333,137	5.51%

(1)    Calculated separately for each holder on the basis of the actual number of outstanding shares as of June 20, 2014.  Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days have been issued as of such date.

EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
			remaining available for
			future issuance under
	Number of securities to be	Weighted-average	equity compensation
	issued upon exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by
security holders:
2012 Equity Incentive Plan	2,647,327	$ 2.09	14,870
Non–Employee Director Stock
Option Plan	683,248	$ 1.54	224,173
Stock Bonus Plan	640,979	$ 1.17	47,149
Equity compensation plans not approved
by security holders	-	-	-
Total	3,971,554	$ 1.85	286,192

PROPOSAL 2

ADVISORY VOTE TO APPROVE COMPENSATION

FOR OUR NAMED EXECUTIVE OFFICERS

Shareholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This advisory vote offers shareholders the opportunity to endorse or not endorse the Company’s executive compensation policies and practices described in this proxy statement.  Last year, over 65 percent of the advisory votes cast by the Company’s shareholders approved of our executive compensation policies and practices.  Following our 2011 Annual Meeting, at which our shareholders supported an annual frequency for the advisory vote on the compensation of our named executive officers, our Board has determined to hold the advisory vote on executive compensation each year.

Our executive compensation programs are designed with the objectives of attracting, motivating and retaining highly qualified executives, providing performance-based incentives for the attainment of strategic business objectives, rewarding superior performance and aligning the interests of our executives with those of our shareholders.  Accordingly, we are submitting the following resolution for shareholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

For a more complete discussion of our compensation policies and practices please see the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative disclosures in this proxy.

Your vote on this matter is advisory and non-binding, and therefore cannot overrule any decisions made by the Board of Directors of the Company.  However, the Compensation and Benefits Committee will consider the outcome of this shareholder vote in its future deliberations on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

VOTE UPON A PROPOSAL TO APPROVE THE AMENDMENT OF THE 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT BY 1,000,000 SHARES

The Board is seeking the approval of shareholders to an amendment to the Company’s 2012 Equity Incentive Plan (the “Equity Incentive Plan”) to increase the number of shares of Company common stock available for award by 1,000,000 shares. This amount is less than 2.5% of the Company's currently outstanding shares of common stock. The amendment to increase the number of shares under the Equity Incentive Plan is included in this proxy statement as Appendix A.

Purpose and Background of the Equity Incentive Plan

The Equity Incentive Plan provides for the grant of non-qualified stock options and incentive stock options to our employees and consultants.  The purpose of our Equity Incentive Plan is to attract and retain the best available employees and consultants for positions of substantial responsibility, to provide additional incentives to continue in our long-term service and to optimize the future success of our operations through incentives that are consistent with the Company’s goals and that link the personal interests of participants in the Equity

Incentive Plan to those of our shareholders. On April 11, 2012, our Board adopted the Equity Incentive Plan to replace the previous equity incentive program, which expired by its terms in 2012.  Our shareholders approved adoption of the Equity Incentive Plan on August 8, 2012.  On May 27, 2014, our Board approved an amendment to the Equity Incentive Plan to increase the number of shares by an additional 1,000,000 shares, subject to the approval of the Company’s shareholders.

The number of shares of the Company’s Common Stock initially reserved for issuance under the Equity Incentive Plan was 1,100,000. As of June 19, 2014, the Company granted awards for an aggregate of 1,085,130 shares of common stock to employees under the Equity Incentive Plan, leaving 14,870 shares available for future grant. If the amendment is approved, the number of shares available for future grants under the Equity Incentive Plan will increase by 1,000,000 shares. If shareholder approval is not obtained, then the amendment to the Equity Incentive Plan will not be implemented, and the Equity Incentive Plan will continue in effect pursuant to its current terms. Approval of the amendment will ensure that the Company is able to continue recruiting and retaining talented employees and consultants and award, as a portion of their compensation package, equity awards that further align the employees’ and consultants’ interests with the Company's shareholders.

Our compensation structure for executives consists of base pay, payable in cash, and performance-based variable compensation to reward our executives for achieving financial, operational, and strategic goals as well as for individual performance.  The Board has established grants of stock options under the Equity Incentive Plan as a significant component of our equity-based compensation program.  The grant of equity-based compensation is generally linked to the attainment of performance objectives established by the Board.  Performance-based variable compensation may be paid either in cash or in the form of Common Stock under the Stock Bonus Plan, stock options under the Equity Incentive Plan, or a combination of both.  Over the last several years, equity-based compensation (common stock and stock options) have been a significant component of each executive officer’s total compensation, typically representing more than 25% of total annual compensation.  This significant equity-based compensation component of executive compensation is designed to encourage an ownership mindset that aligns the interests of management with those of our shareholders.

Management believes that the grant of options to acquire common stock under the Equity Incentive Plan is critically important to attracting and retaining highly qualified employees.  Many large companies have substantially greater financial resources that permit them to offer highly competitive compensation packages.  Grants of equity-based compensation to existing and potential employees under the Equity Incentive Plan is a significant tool that we can use in competing for and retaining highly qualified employees in a competitive job market where we routinely compete with large companies for personnel.  Equity-based compensation awards with multiple-year vesting periods can also serve as a powerful retention tool by requiring employees to remain with us over a number of years to earn the full amount of the compensation.

If the shareholders do not approve the amendment of the Equity Incentive Plan, the Compensation and Benefits Committee expects to pay in cash the fair value of each executive’s annual compensation typically paid through the grant of stock options.  Consequently, a vote against the amendment of the Equity Incentive Plan will not have the effect of reducing the total amount of executive compensation, but rather will convert a noncash compensation cost to a compensation cost payable in cash.

Dilution, Burn Rate and Overhang of the Company’s Equity-Based Compensation Plans

The Company’s two equity-based compensation plans for its employees and consultants are the Equity Incentive Plan (the subject of this Proposal 3) and the Stock Bonus Plan (the subject of Proposal 4 below).  The annual dilution as the result of awards made under these two plans was approximately 1%, 3%  and negative 1% in each of the fiscal years ended March 31, 2012, 2013 and 2014, respectively.  The negative dilution in fiscal year 2014 was the result of excess forfeitures versus equity grants.  Dilution is generally defined as the total equity awards granted less cancellations, divided by total number of the Company’s Common Stock outstanding at the beginning of each fiscal year.  The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate.  Burn rate differs from dilution, as it does not account for equity awards that have been cancelled.  The Company’s annual burn rate for the fiscal years ending March 31, 2012, 2013 and 2014 was 2%, 4% and 1%, respectively.

An additional metric that the Company uses to measure the cumulative impact of our equity-based compensation programs for employees and consultants is overhang.  Overhang is the number of equity awards outstanding but not exercised, plus equity awards available to be granted, divided by the total number of common shares outstanding at the end of the year.  At March 31, 2013, the Company’s overhang was 11% and at March 31, 2014, the Company’s overhang was 8%.

In considering the number of shares to add to the Equity Incentive Plan (pursuant to this Proposal 3) and to the Stock Bonus Plan (pursuant to Proposal 4), the Company’s Board and Compensation and Benefits Committee considered the Company’s historical grant practices as well as the potential dilution and potential costs of these plans.  The Company estimates that, based on its historical grant practices over the past several years, the number of shares authorized under the Equity Incentive Plan would last approximately two years and the number of shares authorized under the Stock Bonus Plan would last approximately two years.

On June 20, 2014, the closing price of a share of Common Stock on the NYSE MKT was $2.13.

Summary of the Equity Incentive Plan

The following paragraphs provide a summary of the principal features of the Equity Incentive Plan and do not purport to be complete and are subject to and qualified in its entirety by the actual terms of the plan.

Shares Subject to the Equity Incentive Plan.  The number of shares of the Company’s Common Stock initially reserved for issuance under the Equity Incentive Plan was 1,100,000.  If the amendment is adopted, there will be an aggregate of 2,100,000 shares covered by the Plan.  The Equity Incentive Plan provides that all shares of Common Stock reserved for the Equity Incentive Plan can be granted with respect to incentive options.  Shares of Common Stock covered by unexercised options that expire, terminate, or are canceled, together with shares of Common Stock that are used to pay withholding taxes or the option exercise price, will again be available for option under the Equity Incentive Plan.

Per-Person Limit.  In order to qualify the options as “performance-based compensation” not subject to the limit on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan limits the maximum number of shares subject to one or more options that can be granted during any calendar year to any employee or consultant to 500,000 shares of Common Stock.

Adjustment of Shares.  The number of shares eligible for option grants under the Equity Incentive Plan, the number of shares subject to outstanding options, the number of shares that may be granted to any individual, the number of shares available for grant pursuant to incentive options, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Common Stock.

Eligibility.  The Equity Incentive Plan provides that options may be granted to those key employees and consultants who are selected by the Compensation and Benefits Committee in its sole discretion.  We currently consider certain of our employees and consultants to be eligible for the grant of options under the Equity Incentive Plan.  As of June 20, 2014, there were approximately 57 eligible individuals.

Administration of the Equity Incentive Plan.  The Equity Incentive Plan is administered by the members of the Compensation and Benefits Committee of the Board.  The Compensation and Benefits Committee may, when necessary, appoint one or more subcommittees to (1) consist solely of individuals who satisfy the requirements of any exchange or market on which the Common Stock is traded, (2) consist solely of persons who qualify as an “outside director” under Section 162(m) of the Code, or (3) consist solely of individuals who qualify as “non-employee” directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Compensation and Benefits Committee has the sole discretion to determine the employees and consultants to whom options may be granted under the Equity Incentive Plan and the manner in which such options will vest.  Options are granted by the Compensation and Benefits Committee to employees and consultants in such numbers and at such times during the term of the Equity Incentive Plan as it shall determine.  In granting options, the Compensation and Benefits Committee intends to take into account such factors as it may deem relevant in order to accomplish the Equity Incentive Plan’s purposes, including one or more of the following:  the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to our success.

The Equity Incentive Plan provides that the Compensation and Benefits Committee may delegate authority to grant options to specified officers of the Company; provided no grants of options may be made by such specified officers to any employee or consultant who is covered by Section 16(b) of the Exchange Act.  At this time, the Compensation and Benefits Committee has not made such a delegation.

Grant of Options.  The Compensation and Benefits Committee may grant stock options, including incentive stock options (“ISOs”), which may be eligible for favorable tax treatment for the option holder, or non-qualified options (“NQOs”).  ISOs may only be granted to employees.

Exercise Price.  The Compensation and Benefits Committee determines the exercise price for each option, which must be equal to or greater than the fair market value of the Common Stock on the date of grant.  An ISO that is granted to an employee who owns Common Stock having more than 10% of the voting power must have an exercise price that is at least equal to 110% of the fair market value of the Common Stock on the date the ISO is granted.

No Repricing.  The Equity Incentive Plan provides that, without prior shareholder approval, we will not (1) amend the terms of any outstanding option to reduce the option price, (2) cancel any outstanding option and replace it with a new option with a lower exercise price where the economic effect would be the same as reducing the option price of the cancelled option, (3) cancel any outstanding option in exchange for cash, or (4) take any other action with respect to an option that would be treated as a “repricing” under the accounting rules or under the rules of the Securities and Exchange Commission.

Vesting.  The Compensation and Benefits Committee determines the vesting schedule for options in its sole discretion.

Exercise of Options.  An option holder may exercise an option by written notice and payment of the exercise price (1) in cash or certified funds, (2) by the surrender of a number of shares of Common Stock already owned by the option holder for at least 6 months and having a fair market value equal to the exercise price, or (3) through a broker’s transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price.  Option holders who are subject to tax withholding may pay the withholding in cash.  Otherwise, we will withhold the number of shares necessary to satisfy the minimum required tax withholding obligation.

Option Term.  The Compensation and Benefits Committee determines the term of each option, which shall be no longer than 10 years (5 years in the case of an ISO granted to an employee who owns Common Stock having more than 10% of the voting power).

Termination of Employment or Services.  Unless the Compensation and Benefits Committee provides otherwise, the following provisions apply in the event of an employee option holder’s termination of employment.  If the option holder’s employment is terminated for cause, the option terminates immediately.  If the option holder becomes disabled, the option may be exercised for one year after the option holder’s employment terminates on account of disability.  If the option holder dies during employment or in the one-year period referred to in the preceding sentence, or in the 3-month (ISOs) or 12-month (NQOs) period following termination of employment other than on account of cause, disability or retirement, the option may be exercised for one year after the option holder’s death.  If the option holder’s employment terminates for any reason other than cause, disability, death, or retirement, an ISO may be exercised for 3 months after termination of employment, and a NQO may be exercised for 12 months after termination of employment.  If the option holder’s employment terminates on account of retirement, an ISO may be exercised for 3 months after retirement and an NQO can be exercised for the rest of the option term.  For this purpose, retirement means termination of employment after the option holder’s 65th birthday, termination pursuant to an early retirement provision in the option holder’s employment agreement, or voluntary termination of employment by a UQM officer who has served as a UQM officer for 20 or more years.  In all cases, the option can be exercised only to the extent that it is vested at the time of termination of employment and only during the term of the option, except that the option will become 100% vested upon a termination of employment on account of retirement.

The following provisions shall apply in the event of a consultant option holder’s termination of services.  If the option holder’s services are terminated other than on account of cause or the option holder’s death, the option may be exercised during the remainder of the option term.  If the option holder’s services are terminated for cause, as determined by the Company, the option terminates immediately; however, if the agreement between the Company and the consultant provides for termination of the agreement for cause, cause will have the meaning set forth in the agreement.  If the option holder dies during the option period, the option may be exercised for 15 months after the option holder’s death.  In all cases, the option can be exercised only to the extent that it is vested at the time of termination and only during the term of the option.

Nontransferability.  Generally, NQOs granted under the Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.  The Compensation and Benefits Committee may, however, permit a transfer of NQOs to certain members of the option holder’s family or to a trust or partnership of which certain members of the option holder’s family are the only beneficiaries or partners.  ISOs may not be transferred under any circumstances other than by will or by the laws of descent and distribution.

Change in Control.  Upon the occurrence of a “corporate transaction” (as defined in the Equity Incentive Plan), all outstanding options will become fully vested.  The successor to the Company may assume the options or substitute new options.  The Equity Incentive Plan provides that all assumptions or substitutions shall be made in compliance with Sections 409A and 424 of the Code.

Amendment and Termination.  Our Board may amend the Equity Incentive Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment may adversely affect any option previously granted without the option holder’s consent.  The Equity Incentive Plan will terminate on April 10, 2022, unless sooner terminated by the Board.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the option holders and to the Company as of the date of this proxy statement.  The discussion does not address state, local, or foreign tax consequences nor does it address any estate or gift tax consequences.

The grant of an ISO or an NQO has no federal income tax consequences for the option holder or the Company.

An option holder will have no federal income tax consequences upon exercise of an ISO, except that the alternative minimum tax may apply.  If the option holder disposes of the Common Stock before the end of the ISO holding periods (two years from the date of grant and one year from the date of exercise),  the option holder recognizes ordinary income equal to the excess of (1) the fair market value of the Common Stock on the date the ISO was exercised or, if less, the amount received in the disposition of the Common Stock over (2) the exercise price for the ISO.  Generally, the Company will receive a tax deduction if the shares are disposed of before the ISO holding periods are met.  If the option holder disposes of the Common Stock after the end of the ISO holding periods, the option holder will recognize capital gain.  The Company does not receive a tax deduction for any capital gain income of the option holder.

When an NQO is exercised, the option holder will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.  Generally, the Company will receive a tax deduction for that same amount.

Under Section 162(m) of the Code, the Company’s federal income tax deductions may be limited to the extent that total annual compensation in excess of $1 million is paid to the Company’s chief executive officer or any one of the three highest paid executive officers (other than the chief financial officer) who were employed by the Company on the last day of the taxable year.  However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by the Company’s shareholders, is not subject to this limitation on deductibility.  We have designed the Equity Incentive Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

Shareholder Approval

The affirmative vote of the majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy is required to approve the amendment to the Equity Incentive Plan.  The Board believes the amendment to the Equity Incentive Plan is in the best interests of the Company and its shareholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees and consultants.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ADOPTION OF PROPOSAL 3.

PROPOSAL 4

VOTE UPON A PROPOSAL TO APPROVE THE AMENDMENT OF THE STOCK BONUS PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT BY 300,000 SHARES

The Board is seeking the approval of shareholders to an amendment to the Company’s Stock Bonus Plan (the “Stock Bonus Plan”) to increase the number of shares of Company common stock available for award by 300,000 shares. This amount is less than 0.75% of the Company's currently outstanding shares of common stock. The amendment to increase the number of shares under the Stock Bonus Plan is included in this proxy statement as Appendix B.

Purpose and Background of the Stock Bonus Plan

Our Board approved a Stock Bonus Plan (the “Stock Bonus Plan”) in 1985 to permit the grant of shares of Common Stock to employees and key consultants to the Company as additional compensation for services rendered.  As of March 31, 2014, there were 47,149 shares available for grant under the Stock Bonus Plan, which had previously been approved by the Company’s shareholders.  On May 27, 2014, our Board approved an amendment to the Stock Bonus Plan to increase the number of shares by an additional 300,000 shares, subject to the approval of the Company’s shareholders.

Shares granted under the Stock Bonus Plan, unlike stock options granted under the Equity Incentive Plan, have a measurable market value on the date of grant.  The Compensation and Benefits Committee believes the combination of awards under the Stock Bonus Plan and the Equity Incentive Plan is appropriate to accomplish the objectives of Company’s employee compensation and retention program.  Shares granted under the Stock Bonus Plan provide immediate value to the employee or consultant, with the issuance of fewer numbers of shares than would be needed to be awarded under the Equity Incentive Plan to provide similar value.  Awards under the Equity Incentive Plan, due to the nature of options and generally more shares covered by awards under this Plan, provide a greater “multiplier” on increases in the stock price of the Company’s Common Stock.  The Compensation and Benefits Committee believes having both types of awards available for compensation increases the flexibility of the Company’s compensation plans and reduces the amount of cash necessary to compensate the Company’s employees and consultants.

Similar to awards under the Equity Incentive Plan, grants of equity-based compensation to existing and potential employees under the Stock Bonus Plan is a significant tool that we can use in competing for and retaining highly qualified employees in a competitive job market where we routinely compete with large companies for personnel.  Equity-based compensation awards with multiple-year vesting periods can also serve as a powerful retention tool by requiring employees to remain with us over a number of years to earn the full amount of the compensation.

Because a substantial portion of the total compensation paid to our executives is equity-based compensation paid through grants of Common Stock under the Stock Bonus Plan, the Board has determined that it is in our best interests to further increase the number of shares of Common Stock available for grant under the Stock Bonus Plan.  If the shareholders do not approve this amendment to the Stock Bonus Plan, the Board expects to, upon exhausting the shares in the Stock Bonus Plan previously approved by the Company’s shareholders, to pay in cash the fair value of each executive’s annual compensation typically paid through the grant of common stock under the Stock Bonus Plan.  Consequently, a vote against this amendment will not have the effect of reducing the total amount of executive compensation, but rather will convert a noncash compensation cost to a compensation cost payable in cash.

For a discussion of dilution and other effects of the proposed amendment of the Stock Bonus Plan, see the section titled “Dilution, Burn Rate and Overhang of the Company’s Equity- Based Compensation Plans” above in Proposal 3.

Summary of the Stock Bonus Plan

The following paragraphs provide a summary of the principal features of the Stock Bonus Plan and do not purport to be complete and are subject to and qualified in its entirety by the actual terms of the plan.

Shares Subject to the Plan.    The number of shares of the Company’s Common Stock initially reserved for issuance under the Stock Bonus Plan was 1,954,994.  If the amendment is adopted, there will be an aggregate 2,254,994 shares under the Stock Bonus Plan.

Adjustment of Shares.  The number of shares eligible for grant under the Stock Bonus Plan, the number of shares that may be granted to any individual, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in Common Stock.  Shares of Common Stock that terminate or are canceled, are reacquired in accordance with plan provisions, together with shares of Common Stock that are used to pay withholding taxes, will again be available for option under the Stock Bonus Plan.

Participation.    The Stock Bonus Plan provides that shares of Common Stock may be granted to those employees and key consultants who are selected by the Compensation and Benefits Committee in its sole discretion and to non-employee directors who are selected by the Board in its sole discretion.  The Company currently considers certain of its employees and consultants to be eligible for the grant of shares of Common Stock under the Stock Bonus Plan.  As of June 20, 2014, there were approximately 57 eligible individuals.  The Stock Bonus Plan is a discretionary plan and, accordingly, it is not possible at present to determine the number of shares that may be granted to any individual during the term of the Stock Bonus Plan.  There is no minimum or maximum number of shares that may be issued to any eligible participant.

Administration.    The Stock Bonus Plan is administered as to grants to employees and key consultants by the Compensation and Benefits Committee and as to grants to non-employee directors by the Board.  The Stock Bonus Plan may be terminated at any time by resolution of the Board.  To the extent applicable, the Compensation and Benefits Committee must be structured at all times so it satisfies the “non-employee director” requirement of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, to the extent that vesting of a grant is performance-based, we intend that the Compensation and Benefits Committee be structured so that it satisfies the “outside director” requirement of Section 162(m) of the Code.  The Compensation and Benefits Committee has the sole discretion to determine the employees and key consultants to whom Common Stock may be granted under the Stock Bonus Plan and the manner in which such shares will vest.  The Board has the sole discretion to determine to whom Common Stock may be granted and the manner in which it will vest.  Shares of Common Stock are granted by the Compensation and Benefits Committee to employees and key consultants in such numbers and at such times during the term of the Stock Bonus Plan as the Compensation and Benefits Committee and the Board, respectively, determine.  In making grants, the Compensation and Benefits Committee and the Board will take into account such factors as they may deem relevant in order to accomplish the Stock Bonus Plan’s purposes, including one or more of the following:  the extent to which performance goals have been met, the duties of the respective employees and consultants, and their present and potential contributions to the Company’s success.

The Stock Bonus Plan provides that the Compensation and Benefits Committee may delegate authority to specified officers of the Company to grant shares of Common Stock to our employees and key consultants; provided no grants of shares may be made by such specified officers to any employee or key consultant who is covered by Section 16(b) of the Exchange Act or to any employee who is, or who may become, subject to Section 162(m) of the Code.  At this time, the Compensation and Benefits Committee has not made such a delegation.

Restrictions.    The Compensation and Benefits Committee and the Board, respectively, determine the restrictions, if any, applicable to each grant of Common Stock under the Stock Bonus Plan.  The restrictions may include vesting over a specified period of time or the attainment of specified performance goals and objectives as determined by the Compensation and Benefits Committee or the Board of Directors.  The restrictions may vary among awards and grantees.

Change in Control.    All restrictions with respect to stock granted under the Plan lapse upon a “change in control” of the Company, unless the Compensation and Benefits Committee or the Board, as applicable, has provided otherwise when the Common Stock is granted.  A “change in control” occurs if (1) we are merged or consolidated with another company or reorganized (other than a bankruptcy reorganization) unless we are the surviving or continuing company and there is no change in the Common Stock, (2) substantially all of our business or assets are sold or transferred (unless we continue as the holding company of the entity or entities that continue our business) or a sale of more than 50% of our outstanding voting stock, (3) we are liquidated or dissolved, (4) at any time during a period of two consecutive years, persons who constituted the Board at the beginning of the period (including any new directors whose election by the Board or whose nomination was approved by a vote of more than two-thirds of the directors who were directors at the beginning of the period or whose election or nomination was previously so approved) cease for any reason to be a majority of the Board, or (5) there is any other transaction that the Board determines to be a change in control.

Termination of Services.    If a grantee dies or becomes disabled, Common Stock that is subject to restrictions will become fully vested as to a pro rata portion of each grant based on the ratio of the number of months of employment or service completed at termination of service from the date of the grant to the total number of months of service required for each grant to become fully vested.  The remaining portion of the restricted stock will be forfeited.  If the grantee terminates service after attaining age 65 (or if an employee terminates service under the retirement provisions of his employment agreement), the unvested shares will become fully vested. If a grantee terminates services for any other reason, all unvested shares will be forfeited.

Termination and Amendment of the Plan.  Our Board may amend the Stock Bonus Plan provided that shareholder approval is obtained where necessary or desirable, but no amendment may impair any award previously granted without the award holder’s consent.  The Plan will continue until it is terminated by a resolution of our Board.

Federal Income Tax Consequences

In general, the grant of Common Stock that is subject to restrictions on transfer and is subject to a substantial risk of forfeiture does not have tax consequences for the grantee.  The grantee will recognize ordinary compensation income in the taxable year in which the restrictions lapse and the Common Stock vests.  The compensation is generally equal to the fair market value of the Common Stock when it vests, unless the grantee has made the Section 83(b) election described below.  If the Common Stock is vested on the date of grant, then the recipient recognizes ordinary compensation income equal to the fair market value of the Common Stock on the date of grant.  The grantee’s basis, for purposes of determining gain or loss, on a later taxable disposition of the Common Stock is generally equal to the compensation recognized when the Common Stock vests, or, if the Common Stock is vested upon grant, when the Common Stock is granted.  In general, the gain or loss will be short-term or long-term capital gain or loss depending on how long the grantee holds the shares after they vest.  In general, the Company is entitled to a federal income tax deduction equal to the compensation recognized by the grantee, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code.

The grantee of Common Stock that is subject to restrictions can make an election under Section 83(b) of the Code to recognize ordinary compensation income at the time the Common Stock is granted in an amount equal to the fair market value of the Common Stock at the date of grant, without taking into account any restrictions.  In this situation, the Company is entitled to a federal income tax deduction equal to the amount of income recognized by the grantee.  The grantee’s basis for purposes of determining gain or loss on a later taxable disposition of the Common Stock is equal to the compensation recognized.  Generally, the gain or loss will be short-term or long-term capital gain or loss depending on how long the grantee holds the shares after they are granted.

Shareholder Approval

The affirmative vote of the majority of the votes that could be cast at the Annual Meeting by the holders who are present in person or by proxy is required to approve the amendment to the Stock Bonus Plan.  The Board believes the amendment to the Stock Bonus Plan is in the best interests of the Company and its shareholders and is important in order to help assure the ability of the Company to continue to recruit and retain highly qualified employees, consultants, and non-employee directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ADOPTION OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP, a registered public accounting firm, as the Company’s independent auditors for the fiscal year ending March 31, 2015, and has further directed management to submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Grant Thornton LLP was engaged as the Company’s auditors in September 2004. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s governing documents, nor law, require shareholder ratification of the selection of Grant Thornton LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

To be ratified, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act (unless the proxy form has been marked against or authority to vote is withheld) will be voted in favor of the proposal.

Independent Auditor’s Fees

The following table represents aggregate fees billed to the Company by Grant Thornton LLP for the fiscal years ended March 31, 2014 and 2013:

	2014	2013
Audit Fees (1)	$ 164,500	$ 252,966
Audit - Related Fees (2)	$ 29,250	$ 26,250
Tax Fees	$ -	$ -
All Other Fees	$ -	$ -

(1)Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and professional services rendered related to comfort letter procedures for stock offering and providing consent to include the Auditor’s opinion in registration statements.

(2)Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in Audit Fees and for a compliance audit required under the Company’s Grant with the U.S. Department of Energy.

All fees described above incurred in connection with services performed by Grant Thornton LLP were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Disagreements with Auditors

There have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

PROPOSALS BY SHAREHOLDERS

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 21, 2015 to UQM Technologies, Inc., Attn: Corporate Secretary, 4120 Specialty Place,  Longmont,  Colorado 80504.  Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders’ proposals and the provisions of our Bylaws.

Our Bylaws provide that any proposals by shareholders for the next Annual Meeting will not be acted on at the meeting unless notice thereof is received at our principal executive offices not less than 60 days or more than 90 days before the meeting.  Our Bylaws also provide that nominations to the Board of Directors for the 2015 Annual Meeting may not be made by shareholders unless written notice is received by the Secretary of the Company before March 25, 2015.  You should review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

If we are not notified of intent to present a proposal at our 2015 Annual Meeting by 60 calendar days before the 2015 meeting date, which we expect will be within 30 calendar days of August 1, 2015, we will have the right to exercise discretionary voting authority with respect to any proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters.  If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company’s Fiscal Year 2014 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act.  Written requests for such Report should be directed to:

Secretary

UQM Technologies, Inc.

4120 Specialty Place

Longmont,  Colorado 80504

Phone (303) 682-4900

The Company’s Annual Report on Form 10-K is also available on the Company’s web site at www.uqm.com or at the web site that the Securities and Exchange Commission maintains at www.sec.gov.

APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.

/s/DAVID I. ROSENTHAL
David I. Rosenthal, Secretary

Appendix A

AMENDMENT TO

UQM TECHNOLOGIES, INC.

2012 EQUITY INCENTIVE PLAN

WHEREAS, Article XI of the UQM Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”) provides that the Board of Directors (the “Board”) of UQM Technologies, Inc. (the “Company”) has the power and right to amend the Plan; and

WHEREAS, Article XI of the Plan further provides that no amendment to the Plan may become effective without approval of the amendment by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements; and

WHEREAS, Section 4.1 of the Plan provides that the maximum aggregate number of Shares that may be issued under the Plan pursuant to Options and the maximum number of Shares that may be issued as Incentive Options may be increased from time to time by approval of the Board and by the shareholders of the Company.

NOW THEREFORE, the Board hereby amends the Plan by the adoption of the following amendment, which is effective upon the approval of the shareholders of the Company:

1.Section 4.1 of the Plan is hereby amended to read as follows:

4.1Number of Shares.  The maximum aggregate number of Shares that may be issued under the Plan pursuant to Options is 2,100,000 Shares. The maximum number of Shares that may be issued under Incentive Options is 2,100,000 Shares.  The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company.  Such maximum numbers may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required.  The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

2.All other provisions of the Plan shall remain unchanged.

A-1

  Appendix B

AMENDMENT TO

UQM TECHNOLOGIES, INC.

STOCK BONUS PLAN

WHEREAS, Article XII of the UQM Technologies, Inc. Stock Bonus Plan (the “Plan”) provides that the Board of Directors (the “Board”) of UQM Technologies, Inc. (the “Company”) has the power and right to amend the Plan; and

WHEREAS, Article XII of the Plan further provides that no amendment to the Plan may become effective without approval of the amendment by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements; and

WHEREAS, Section 4.1 of the Plan provides the maximum aggregate number of Shares may be increased from time to time by approval of the Board and by the stockholders of the Company.

NOW THEREFORE, the Board hereby amends the Plan by the adoption of the following amendment, which is effective upon the approval of the shareholders of the Company:

1.The first sentence of Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 1,854,994.

2.All other provisions of the Plan shall remain unchanged.

B-1

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UQM Technologies, Inc., 4120 Specialty Place, Longmont, Colorado 80504

Eric R. Ridenour and David I. Rosenthal, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on August 13, 2014 or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOLLOWING NOMINEES FOR DIRECTOR, AND THE PROPOSALS LISTED BELOW:

Donald W. Vanlandingham   Eric R. Ridenour   Stephen J. Roy   Joseph P. Sellinger   John E. Sztykiel

ELECTION OF DIRECTORS   [ ] FOR all nominees listed above (except as marked to the contrary above)   [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: **To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)**

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED BY THE SHAREHOLDER ON THE PROXY CARD. **IF NO SUCH DIRECTIONS ARE INDICATED, THESE SHARES WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4 AND 5**.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ________________, 2014

____
Signature

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

____
Signature, if held jointly

UQM

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, August 13, 2014.

Vote by Internet

- Go to **www.envisionreports.com/UQM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, 3, 4 AND 5.

+

01 - Donald W. Vanlandingham 02 - Eric R. Ridenour 03 - Stephen J. Roy 04 - Joseph P. Sellinger 05 - John E. Sztykiel

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05
☐	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX 1996171

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01V77C

2014 Annual Meeting Admission Ticket

2014 Annual Meeting of
UQM Technologies, Inc. Shareholders
Wednesday, August 13, 2014, 10:00 a.m. Denver Time
The Hotel Boulderado
2115 Thirteenth Street, Boulder, Colorado 80302
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Directions to the Meeting

Directions from Denver International Airport
Take I-70 WEST to exit 279 for I-270 West, towards Ft. Collins.
Continue on Highway US 36 into Boulder (Hwy. 36 becomes 28th Street) until reaching Canyon Blvd (also called CO-119S and CO-7N), the third light.
At Canyon Blvd turn left proceeding sixteen blocks to Broadway.
At Broadway, turn right (3 blocks). Turn right onto Pine Street (1 block). Turn right onto Thirteenth Street (half a block). The Hotel Boulderado, 2115 13th Street, will be on your right.
Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

Directions from points West of Denver
Take I-70 east towards Denver.
Take Exit 244 onto US Hwy. 6.
Follow US Hwy. 6 through Coal Creek Canyon to CO-93. There is a stoplight at the intersection. Turn Left (North) on CO-93.
Follow CO-93 15 miles to Boulder (turns into Broadway).
Continue on Broadway through Downtown Boulder to Pine Street.
Right on Pine street to 13th Street (1 block).
Right on 13th Street 1/2 block to the Hotel entrance.
Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

Directions from points North of Denver
Take I-25 South to CO-52 exit (Dacono exit)
Take a right onto CO-52 and follow to CO-119 (stop light in front of IBM).
Take a left and follow CO-119 into Boulder and get off at the Diagonal and CO-119 exit. Take a right at exit, this street becomes Iris.
Take a left on Broadway (Iris dead-ends at Broadway) and follow to Pine street.
Take a left on Pine Street and an immediate (1 block) right at 13th street.
On 13th Street go 1/2 block to the Hotel entrance.
Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

Directions from points South of Denver
Take I-25 north towards US 36 and Boulder.
Exit at US 36 (Exit 217), which exits from the left lane. Proceed heading northwest on US 36.
Continue on Highway US 36 into Boulder (Hwy. 36 becomes 28th Street) until reaching Canyon Blvd (also called CO-119S and CO-7N), the third light.
At Canyon Blvd turn left proceeding sixteen blocks to Broadway.
At Broadway, turn right (3 blocks). Turn right onto Pine Street (1 block).
Turn right onto Thirteenth Street (half a block). The Hotel Boulderado, 2115 13th Street, will be on your right. Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

UQM

+

PROXY — UQM Technologies, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

4120 Specialty Place, Longmont, Colorado 80504

Eric R. Ridenour and David I. Rosenthal, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on August 13, 2014 or any postponement or adjournment thereof.

The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED BY THE SHAREHOLDER ON THE PROXY CARD. **IF NO SUCH DIRECTIONS ARE INDICATED, THESE SHARES WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4 AND 5.**

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

C Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

C 1234567890

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Vote by Internet

- Go to **www.envisionreports.com/UQM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

1234 5678 9012 345

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice of annual meeting and annual report to shareholders are available at:

www.envisionreports.com/UQM

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/UQM** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before August 1, 2014 to facilitate timely delivery.

C O Y

01V79D

Shareholder Meeting Notice

The annual meeting of shareholders of UQM Technologies, Inc. will be held on August 13, 2014, at 10:00 a.m., Denver Time at The Hotel Boulderado, 2115 Thirteenth Street, Boulder, Colorado 80302 for the following purposes:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Meeting

Directions from Denver International Airport
Take I-70 WEST to exit 279 for I-270 West, towards Ft. Collins.
Continue on Highway US 36 into Boulder (Hwy. 36 becomes 28th Street) until reaching Canyon Blvd (also called CO-119S and CO-7N), the third light.
At Canyon Blvd turn left proceeding sixteen blocks to Broadway.
At Broadway, turn right (3 blocks). Turn right onto Pine Street (1 block). Turn right onto Thirteenth Street (half a block). The Hotel Boulderado, 2115 13th Street, will be on your right. Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

Directions from points West of Denver
Take I-70 east towards Denver.
Take Exit 244 onto US Hwy. 6.
Follow US Hwy. 6 through Coal Creek Canyon to CO-93. There is a stoplight at the intersection. Turn Left (North) on CO-93.
Follow CO-93 15 miles to Boulder (turns into Broadway).
Continue on Broadway through Downtown Boulder to Pine Street.
Right on Pine street to 13th Street (1 block).
Right on 13th Street 1/2 block to the Hotel entrance.
Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

Directions from points North of Denver
Take I-25 South to CO-52 exit (Dacono exit)
Take a right onto CO-52 and follow to CO-119 (stop light in front of IBM).
Take a left and follow CO-119 into Boulder and get off at the Diagonal and CO-119 exit. Take a right at exit, this street becomes Iris.
Take a left on Broadway (Iris dead-ends at Broadway) and follow to Pine street.
Take a left on Pine Street and an immediate (1 block) right at 13th street.
On 13th Street go 1/2 block to the Hotel entrance.
Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

Directions from points South of Denver
Take I-25 north towards US 36 and Boulder.
Exit at US 36 (Exit 217), which exits from the left lane. Proceed heading northwest on US 36.
Continue on Highway US 36 into Boulder (Hwy. 36 becomes 28th Street) until reaching Canyon Blvd (also called CO-119S and CO-7N), the third light.
At Canyon Blvd turn left proceeding sixteen blocks to Broadway.
At Broadway, turn right (3 blocks). Turn right onto Pine Street (1 block).
Turn right onto Thirteenth Street (half a block). The Hotel Boulderado, 2115 13th Street, will be on your right. Pull into the loading zone for Valet Parking assistance. Additional parking can be found on Canyon one block west of hotel.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/UQM**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials UQM Technologies, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by August 1, 2014.

01V79D